Alliance Quasar Fund, Inc.
Exhibit 77Q3(a)
811-01716

(i) We have tested these disclosure controls and procedures as of October 30, 2002 and report that they are working properly to ensure that material information required to be disclosed in the report is so disclosed or, if not, is made known to the Certifying Officer, particularly during the period in which the reports are being prepared.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii) Certification:

I, Mark D. Gersten, certify that:

1. I have reviewed this report on Form N-SAR of Alliance Quasar Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors
(or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: November 27, 2002

/s/ Mark D. Gersten
Mark D. Gersten
Treasurer and Chief Financial Officer


Certification:

I, John D. Carifa, certify that:

1. I have reviewed this report on Form N-SAR of Alliance Quasar Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c)presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: November 27, 2002

/S/ John D. Carifa
John D. Carifa
Chairman

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items #15, 74U1, 74U2, 74V1, and 74V2 completely, the correct answers are as follows:

Item 15 - Additional sub-custodians:

  HSBC Bank Middle East, Dubai branch, United Arab Emirates
  State Street Bank and Trust Co, London Branch, United Kingdom
  BankBoston, N.A., Montevideo, Uruguay
  Citibank, N.A., Caracas branch, Venezuela
  The Hong Kong and Shanghai Banking Corporation Limited, Ho Chi Minh City branch, Vietnam
  Barclays Bank of Zambia Limited, Lusaka, Zambia
  Barclays Bank of Zimbabwe Limited, Harare, Zimbabwe


Items 74U1 and 74U2 - Number of Shares Outstanding:

Class A 11,721
Class B 13,909
Class C 3,239
Advisor Class 656

Items 74V1 and 74V2 - Net Asset Value Per Share:

Class A $13.34
Class B $11.49
Class C $11.50
Advisor Class $13.60